Exhibits

Exhibit 23.3

Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7590) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated May 22, 2004, relating to the Financial Statements of the Royal Dutch/Shell Group of Companies which is included in this 2003 Annual Report on Form 20-F.

/s/ KPMG Accountants N.V.

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KPMG Accountants N.V.

The Hague

/s/ PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP

London
June 25, 2004

Royal Dutch/Shell Group of Companies E 5